================================================================================

                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement    / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                         ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                                  GENCORP INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies: __________

  (2) Aggregate number of securities to which transaction applies: _____________

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _____________________________

  (4) Proposed maximum aggregate value of transaction: _________________________

  (5) Total fee paid: __________________________________________________________

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid: __________________________________________________

  (2) Form, Schedule or Registration Statement No.: ____________________________

  (3) Filing Party: ____________________________________________________________

  (4) Date Filed: _____________________________________________________________

================================================================================

                                  GENCORP INC.
                      175 GHENT ROAD, FAIRLAWN, OHIO 44333

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ------------------

To the Shareholders of                                          February 8, 1995

            GenCorp Inc.:                                    Fairlawn, Ohio

    The Annual Meeting of Shareholders of GENCORP INC. (the "Company") will be held at the Akron West Hilton Inn, 3180 West Market Street, Akron, Ohio, on March 29, 1995 at 9 o'clock a.m. to consider and act on the following matters:

          1. Election of Directors to serve a term of three years. (page 2)

          2. Ratification of the Board of Directors' selection of Ernst & Young LLP as independent accountants to audit the books of account and other corporate records of the Company for 1995. (page 21)

          3. Such other matters as may properly come before the meeting or any adjournments thereof.

    The Board of Directors has fixed the close of business on February 6, 1995 as the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting.

    THE COMPANY HAS A GREAT NUMBER OF SHAREHOLDERS ENTITLED TO VOTE AT THE MEETING WHO OWN FEWER THAN 100 SHARES. WHETHER YOU OWN ONE SHARE OR HUNDREDS OF SHARES, YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO PROMPTLY VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY. YOUR COOPERATION WILL ENABLE THE COMPANY TO AVOID ADDITIONAL EXPENSE AND DELAY. A RETURN ENVELOPE, REQUIRING NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR YOUR CONVENIENCE.

                                            By order of the Board of Directors,
                                            EDWARD R. DYE, Secretary

                                 ANNUAL MEETING

                                       OF

                                  GENCORP INC.
                      175 GHENT ROAD, FAIRLAWN, OHIO 44333

                               ------------------

                                PROXY STATEMENT

                                                                February 8, 1995

  This Proxy Statement is being mailed to shareholders beginning approximately February 8, 1995 in connection with the solicitation by the Company, on behalf of its Board of Directors, of proxies to be used at the Annual Meeting of Shareholders of the Company which is to be held on March 29, 1995 at the Akron West Hilton Inn, 3180 West Market Street, Akron, Ohio, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

  If the accompanying form of proxy is signed, dated and returned, it will be voted, but it may be revoked at any time before it is voted. Shares in respect of which a proxy or other written instruction is not received by the Company will not be voted. The presence of a shareholder at the meeting does not revoke any proxy previously given. A shareholder, without affecting any vote previously taken, may revoke his or her proxy by giving notice to the Company in writing or in open meeting.

  Shares held for the accounts of shareholders participating in the Company's automatic Dividend Reinvestment Service will be voted in accordance with the proxies returned by the participants to the Company in respect of the underlying shares which the participants hold of record. If such proxies are not returned by the participants to the Company, the participants' Dividend Reinvestment Service shares will not be voted.

  For participants in the Company's savings and profit sharing plans, the Trustees for the plans, Mellon Bank N.A. and Royal Trust Corporation of Canada, will vote any shares held for participants' accounts in accordance with the confidential voting instructions returned by the participants to the Trustees, c/o the Company. If such confidential voting instructions are not returned by the participants, the participants' shares held by the Trustees will be voted by the Trustees in accordance with the instructions of the Benefits Management Committee for the plans.

  A copy of the Company's 1994 Annual Report, including financial statements, is enclosed in the envelope with this Proxy Statement.

  At the close of business on February 6, 1995, there were 32,312,737 outstanding shares of Common Stock and no outstanding shares of Cumulative Preference Stock of the Company. Holders of outstanding shares of Common Stock are entitled to one vote for each full share held on the February 6, 1995 record date.

                      NOMINATION AND ELECTION OF DIRECTORS

  The Company's Code of Regulations provides for a Board of not less than seven nor more than seventeen directors, and authorizes the Board to determine from time to time the number of directors within that range that will constitute the Board by the affirmative vote of a majority of the members then in office. Additionally, the Company's Articles of Incorporation require that the Board of Directors be divided into three classes having staggered terms.

  Harry A. Shaw, III, a director of the Company since 1990, passed away in September 1994. In January 1995, the Board filled the resulting vacancy by appointing Ms. Diane E. McGarry a director of the Company.

  Mr. A. William Reynolds, who has been Chairman of the Board since 1987 and a director of the Company since 1984, will retire from the Board effective March 29, 1995. Additionally, Mrs. Jewel Lafontant-Mankarious, who has served as a director from September 1988 until June 1989 and since January 1993, will retire from the Board, effective March 29, 1995, in accordance with the Company's retirement policy for directors. Mr. Reynolds' and Mrs. Lafontant-Mankarious' contributions throughout the years have been of inestimable value, and their participation will be greatly missed.

  The Board has decided not to fill the vacancies resulting from these retirements at this time, and has reduced the number of directors constituting the Board from eleven to nine and set the number of directors to be elected at this Annual Meeting at three. It is recommended that the Board's three nominees named below be elected to serve for a three-year term expiring at the 1998 Annual Meeting.

  Abstentions and non-votes are counted as present for purposes of determining whether a quorum is present at the meeting. Directors are elected by a plurality of the votes cast. Votes cast for a nominee will be counted in favor of election. Withhold votes and broker non-votes will not count either in favor of, or against, election of a nominee. It is the intention of the persons named in the accompanying form of proxy, unless authorization to do so is withheld, to vote for the election of the three nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. If, prior to the meeting, a nominee becomes unable to serve as a director for any reason, the proxyholders reserve the right to substitute another person of their choice in such nominee's place and stead. It is not anticipated that any nominee will be unavailable for election.

  The Company has no provision for cumulative voting in the election of directors. Holders of Common Stock are, therefore, entitled to cast one vote for each share held on the February 6, 1995 record date for each nominee for director.

  The information set forth below is given as of December 31, 1994 unless stated otherwise. Each nominee for election and each director continuing in office has had the same principal occupation or employment during the past five years unless otherwise indicated.

NOMINEES FOR ELECTION AT THIS MEETING TO THREE-YEAR TERMS EXPIRING IN 1998:

GEN. PAUL X. KELLEY
Director since 1989

Vice Chairman for Corporate Strategy of Cassidy and Associates, Inc., Washington, D.C. (government and public relations firm) since January 1990 (Vice President from January 1989 until January 1990). General Kelley served as Commandant of the United States Marine Corps from 1983 until retirement in June 1987. Director of Allied Signal Inc., Morristown, NJ; PHH Corporation, Hunt Valley, MD; The Wackenhut Corporation, Coral Gables, FL; Sturm, Ruger and Co., Inc., Southport, CT; UST, Inc., Greenwich, CT and Saul Centers, Inc., Chevy Chase, MD. Chairman of the Public Policy Committee and member of the Audit and Nominating Committees of the Board. Age 66.

DIANE E. MCGARRY
Director since January 1995

Chairman, President and Chief Executive Officer of Xerox Canada Inc., North York, Ontario, Canada (a manufacturer of copiers and electronic office equipment) since October 1993; previously Director, Sales Operations for the United Kingdom for Rank Xerox, a joint venture between Xerox and the Rank Organization from 1991 to 1993; Executive Assistant to the Chairman and Chief Executive Officer of Xerox from February 1990 to 1991; Vice President and Region Manager for the Eastern (U.S.) Coastal Region for Xerox Corporation from 1988 to 1990. Age 45.

DR. R. BYRON PIPES
Director since 1993

President of Rensselaer Polytechnic Institute, Troy, NY since July 1993. Provost of the University of Delaware from 1991 until July 1993 and Dean of the College of Engineering from 1985 until July 1993. Member of the Nominating and Public Policy Committees of the Board. Age 53.

DIRECTORS WHOSE TERMS CONTINUE UNTIL 1996:

DR. ROBERT K. JAEDICKE
Director since 1990

Professor of Accounting at the Graduate School of Business, Stanford University, Stanford, CA since 1961 (formerly served as Dean of the Graduate School of Business from 1983 until September 1990). Director of Boise Cascade Corporation, Boise, ID; Homestake Mining Co., San Francisco, CA; Enron Corporation, Houston, TX; Wells Fargo & Co., San Francisco, CA; California Water Services Company, San Jose, CA, and State Farm Insurance Companies, Bloomington, IL. Chairman of the Audit Committee and member of the Public Policy Committee of the Board. Age 66.

ROBERT D. KUNISCH
Director since 1992

Chairman of the Board since 1989, Chief Executive Officer since 1988 and President since 1984 of PHH Corporation, Hunt Valley, MD (a transnational business services company). Director of CSX Corporation, Richmond, VA and Mercantile Bankshares, Baltimore, MD. Member of the Compensation, Audit and Executive Committees of the Board. Age 53.

DIRECTORS WHOSE TERMS CONTINUE UNTIL 1997:

JAMES M. OSTERHOFF
Director since 1990

Executive Vice President and Chief Financial Officer of US WEST Inc., Englewood, CO (communications company) since December 1991. Previously Vice President, Chief Financial Officer of Digital Equipment Corporation, Maynard, MA (computer systems, software and services company). Director of Financial Security Assurance Inc., New York, NY. Chairman of the Finance Committee and Member of the Audit Committee of the Board. Age 58.

PAUL J. PHOENIX
Director since 1990

Chairman and Chief Executive Officer of Dofasco Inc., Hamilton, Ontario, Canada (steel manufacturing company) from 1990 until retirement May 1, 1992. President, Chief Executive Officer and Chief Operating Officer from 1987 until 1990. Director of The Bank of Nova Scotia, Nova Scotia; Mutual Life of Canada, Waterloo, Ontario; Montreal Trust Co., Montreal, Quebec; Rainy River Forest Products Inc., Toronto, Ontario and Boise Cascade Corporation, Boise, ID. Chairman of the Compensation Committee and member of the Finance Committee of the Board. Age 67.

JAMES R. STOVER
Director since 1987

Chairman of the Board and Chief Executive Officer of Eaton Corporation, Cleveland, OH (manufacturer of electronic, avionic and transportation products) from 1986 until retirement January 1, 1992 (President and Chief Operating Officer from 1979 until 1986). Chairman of the Executive and Nominating Committees and member of the Compensation and Finance Committees of the Board. Age 68.

JOHN B. YASINSKY
Director since 1993

President and Chief Executive Officer of the Company since July 1, 1994 and a Director since November 1993 (President and Chief Operating Officer from November 1993 until July 1994). Previously Group President, Westinghouse Electric Corporation, Pittsburgh, PA (power generation and electrical equipment manufacturing company) since February 1993; President, Westinghouse Power Systems from 1990 to 1993; Executive Vice President, World Resources and Technology from 1989 to 1990. Director of CMS Energy Corporation, Dearborn, MI and Consumers Power Company, Jackson, MI. Member of the Executive and Public Policy Committees of the Board.
Age 55.

               HOLDINGS OF SHARES OF THE COMPANY'S CAPITAL STOCK

SECURITY OWNERSHIP OF MANAGEMENT

  The following table lists share ownership of the Company's Common Stock by directors and executive officers of the Company as of December 31, 1994, except for Ms. Diane E. McGarry whose ownership is as of January 25, 1995. Unless otherwise indicated, share ownership is direct.

                                                           AMOUNT OF            PERCENT
                                                          BENEFICIAL              OF
                BENEFICIAL OWNER                         OWNERSHIP(1)          CLASS(3)
- ----------------------------------------------------------------------------------------
Robert K. Jaedicke                                            1,200                 --
Paul X. Kelley                                                2,066                 --
Robert D. Kunisch                                             2,000                 --
Diane E. McGarry                                              1,000                 --
Jewel Lafontant-Mankarious                                    1,200                 --
James M. Osterhoff                                            3,359                 --
Paul J. Phoenix                                               2,000                 --
R. Byron Pipes                                                1,100                 --
James R. Stover                                               2,500                 --
John B. Yasinsky                                             94,363(2)              --
Marvin L. Isles                                              38,558(2)              --
Roger I. Ramseier                                            27,475(2)              --
William E. Bachman                                           38,872(2)              --
D. Michael Steuert                                           29,408(2)              --
A. William Reynolds                                          24,993                 --
All directors and executive officers as a group             539,092(2)            1.65%
  (31 persons)


- ---------------

(1) Includes shares subject to stock options which may be exercised within 60 days of December 31, 1994 as follows: Mr. Yasinsky, 87,500 shares; Mr. Isles, 23,250 shares; Mr. Ramseier, 22,750 shares; Mr. Bachman, 22,750 shares; Mr. Steuert, 18,750 shares, and all executive officers as a group, 324,950 shares. Mr. Reynolds does not hold any options under the Company's stock option plan, and nonemployee directors do not participate in the plan.

(2) Includes the approximate number of shares credited to the individual's account as of December 31, 1994 under the GenCorp Profit Sharing Retirement and Savings Plan, a savings plan for salaried employees sponsored by the Company prior to September 1989, and under the GenCorp Retirement Savings Plan since September 1989.

(3) No individual director, nominee for director or executive officer beneficially owns more than 1% of the Company's Common Stock.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors to file reports of ownership and changes in ownership of GenCorp equity securities and certain benefit plan interests with the Securities and Exchange Commission and the New York and Chicago Stock Exchanges and to furnish to the Company copies of all Section 16(a) forms which they file. Based upon its review of copies of Section 16(a) forms received by it, or written representations received from certain reporting persons, the Company believes that its executive officers and directors have complied with all applicable Section 16(a) filing requirements for fiscal 1994.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table lists the only persons believed by the Company to be the beneficial owners of more than five percent of the 32,259,218 shares of the Company's Common Stock outstanding as of December 31, 1994. The dates applicable to the beneficial ownership indicated are set forth in the footnotes below.

                                                          SHARES
                                                       BENEFICIALLY       PERCENT
                BENEFICIAL OWNER                          OWNED           OF CLASS
- ----------------------------------------------------------------------------------
GenCorp employee savings plans                           6,578,937        20.40%(1)
  175 Ghent Road
  Fairlawn, OH 44333

Putnam Investments Inc.                                  3,461,902        10.73%(2)
  One Post Office Square
  Boston, MA 02109

Mario J. Gabelli/Gabelli Funds Inc.                      3,419,687        10.60%(3)
  One Corporate Center
  Rye, NY 10580


- ---------------

(1) Shares held at December 31, 1994 by the Trustee for the plans, Mellon Bank, included 1,121,696 shares held for the GenCorp Profit Sharing Retirement and Savings Plan, and 5,457,241 shares held for the GenCorp Retirement Savings Plan. Shares are voted by the Trustee in accordance with instructions of the participating employees to whose accounts such shares are allocated, except that shares for which no employee instructions are received and shares held for the plans which have not been allocated to participants' accounts are voted by the Trustee in accordance with instructions of the Benefits Management Committee ("Committee") for the plans. The Committee presently consists of five persons, all of whom are officers of the Company.

(2) Putnam Investments Inc. reported that it had sole voting authority with respect to 76,300 shares and no voting authority with respect to the remainder of such shares according to Form 13F for the quarter ended September 30, 1994 filed with the Securities and Exchange Commission.

(3) Mario J. Gabelli, directly as to 4,558 shares and through and shared with various entities within Gabelli Funds Inc. as to the balance of the shares, has investment discretion with respect to all shares, sole voting authority with respect to 3,182,187 shares and no voting authority with respect to 237,500 shares, according to Amendment No. 15 to Schedule 13D dated December 29, 1994 and filed with the Securities and Exchange Commission. The foregoing ownership interests include 397,404 shares which would be receivable by entities within Gabelli Funds Inc. upon conversion of GenCorp Convertible Subordinated Debentures held by such persons according to the December 29, 1994 amendment to Schedule 13D.


                  BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

MEETINGS OF THE BOARD

  The Company's Board of Directors held six meetings during the 1994 fiscal year.

COMPENSATION COMMITTEE

  The Compensation Committee administers the Company's incentive and deferred compensation plans and approves, and in some cases recommends to the Board of Directors for approval, the compensation of employee-directors, officers, and principal executives of the Company. Seven meetings were held in 1994. Additional information regarding the Compensation Committee begins on page 16.

AUDIT COMMITTEE

  The Audit Committee reviews the scope of the audits to be made by the independent accountants and receives and reviews a report from the independent accountants prior to the publication of the audited financial statements; considers and recommends to the Board of Directors the selection of the independent accountants to examine the consolidated financial statements of the Company for the next year; considers the Company's system of internal control; and receives periodic reports from the Internal Auditing and Law Departments on a number of matters, including compliance with the Company's Policy on Legal and Ethical Conduct. Four meetings were held in 1994. Members of the Audit Committee during 1994 were: Robert K. Jaedicke, Chairman, Paul X. Kelley, Robert D. Kunisch, Jewel Lafontant-Mankarious and James M. Osterhoff.

EXECUTIVE COMMITTEE

  During the intervals between meetings of the Board of Directors, the Executive Committee, unless restricted by resolution of the Board, may exercise, under the control and direction of the Board, all of the powers of the Board of Directors in the management and control of the business of the Company. The Executive Committee held two meetings during 1994. Members of the Executive Committee during 1994 were: James R. Stover, Chairman, Robert D. Kunisch, Jewel Lafontant-Mankarious, A. William Reynolds and John B. Yasinsky.

FINANCE COMMITTEE

  The Finance Committee advises the Board with regard to planning of the Company's capital structure and raising long-term capital; reviews the performance and management of the Company's employee benefit plan funds and advises the Board with respect thereto; advises the Board in regard to contributions to the pension plans of the Company, or any proposed changes in the funding method, interest assumption and amortization of liabilities in connection with any such plan; advises the Board with respect to the Company's dividend policy; and takes such further action or provides such further advice as the Board may from time to time request. Four meetings were held in 1994. Members of the Finance Committee during 1994 were: James M. Osterhoff, Chairman, Paul J. Phoenix, A. William Reynolds and James R. Stover.

NOMINATING COMMITTEE

  The Nominating Committee recommends to the Board candidates to fill vacancies on the Board which occur between Annual Share-holders' Meetings, recommends replacement candidates for those Board members who will not be candidates at the next Annual Meeting, and considers recommendations for candidates received from shareholders. In order to be considered for election at an Annual Meeting, shareholder recommendations must be mailed to the Nominating Committee, 175 Ghent Road, Fairlawn, Ohio 44333, Attention:
Secretary, and must be received no later than the December 1 immediately preceding the mailing of the proxy statement for such Annual Meeting. Three meetings were held during 1994. Members of the Nominating Committee during 1994 were: James R. Stover, Chairman,

Paul X. Kelley, R. Byron Pipes and A. William Reynolds.

PUBLIC POLICY COMMITTEE

  The Public Policy Committee advises the directors with regard to significant matters of public policy, including proposed actions of domestic and foreign governments which may materially affect the Company, reviews and evaluates management proposals concerning adoption of major policies and programs relating to matters of public policy, and recommends to the directors specific action relating to significant matters of public policy affecting the Company. Two meetings were held during 1994. Members of the Public Policy Committee during 1994 were: Paul X. Kelley, Chairman, Robert K. Jaedicke, Jewel Lafontant-Mankarious, R. Byron Pipes and John B. Yasinsky.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE
                                              ANNUAL COMPENSATION                      LONG TERM COMPENSATION
                                     -------------------------------------   | ----------------------------------- |
                                                                             |      AWARDS             PAYOUTS     |
                                                                             | ----------------  | --------------- |
                                                               OTHER ANNUAL  |    SECURITIES     |                 |  ALL OTHER
                                      SALARY       BONUS       COMPENSATION  |    UNDERLYING     | LTIP PAYOUTS    | COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR     ($)          ($)            ($)       |  OPTIONS/SARS (7) |    ($) (8)      | ($) (9)(10)
                                                                             |                   |                 |
- -----------------------------------------------------------------------------|-------------------|-----------------|------------
J. B. Yasinsky(1)             1994   $501,667     $650,000(3)   $ 27,462(5)  |     150,000       |         --      |  $ 21,647
 President and Chief          1993     38,333(2)   500,000(4)     24,233(6)  |     100,000       |         --      |        --
 Executive Officer            1992         --           --            --     |          --       |         --      |        --
                                                                             |                   |                 |
M. L. Isles                   1994    284,244      135,000        18,578(5)  |      75,000       |         --      |    32,600
 Executive Vice President     1993    258,333      120,000           354(6)  |       9,000       |         --      |    30,283
                              1992    248,333       81,000            --     |          --       |   $  4,635      |    28,161
                                                                             |                   |                 |
R. I. Ramseier                1994    290,004      110,000        20,000(5)  |      75,000       |         --      |    32,107
 Executive Vice President;    1993    279,041      142,000            --     |       8,000       |     68,701      |    32,937
 President, Aerojet-General   1992    275,830      142,000            --     |          --       |         --      |    33,050
 Corporation                                                                 |                   |                 |
                                                                             |                   |                 |
W. E. Bachman(1)              1994    241,442      120,000        16,089(5)  |      75,000       |         --      |    19,458
 Executive Vice President     1993    162,375       90,000        14,769(6)  |       8,000       |      1,857      |    15,536
                              1992         --           --            --     |          --       |         --      |        --
                                                                             |                   |                 |
D. M. Steuert                 1994    228,333      125,000        10,000(5)  |      60,000       |         --      |    23,257
 Senior Vice President and    1993    218,667      114,000            --     |       7,500       |         --      |    20,120
 Chief Financial Officer      1992    210,000       87,000            --     |          --       |         --      |    17,054
                                                                             |                   |                 |
A. W. Reynolds                1994    562,500      330,000           279(6)  |          --       |         --      |   161,645(11)
 Retired Chairman and         1993    650,833      330,000            --     |          --       |         --      |   117,896
 Chief Executive Officer      1992    625,000      285,000                   |          --       |         --      |   111,120

- ---------------

 (1) Neither Mr. Yasinsky nor Mr. Bachman were officers of the Company during 1992.

 (2) Salary paid to Mr. Yasinsky for the period November 1, 1993 to November 30, 1993.

 (3) Includes a 1994 year-end payment of $350,000 and a one-time payment of $300,000 pursuant to Mr. Yasinsky's employment agreement to compensate for loss of a 1993 bonus from his former employer. This latter amount is reported in the Bonus column of the table pursuant to a Securities and Exchange Commission interpretation.

 (4) One-time payment pursuant to Mr. Yasinsky's employment agreement intended to compensate for the loss or forfeiture of payments, benefits or entitlements under plans and programs of his former employer, such as long term incentive compensation and stock options. This amount is reported in the Bonus column of the table pursuant to a Securities and Exchange Commission interpretation.

 (5) Amounts shown for Messrs. Isles, Ramseier, Bachman and Steuert represent cash allowances in lieu of Company-provided automobiles. Amount shown for Mr. Yasinsky includes an $11,151


                                        8

     reimbursement for taxes payable in connection with relocation and a $16,311 automobile allowance.

 (6) Amounts shown for Messrs. Reynolds and Isles represent reimbursement for taxes paid in connection with use of the corporate aircraft, and in the case of Messrs. Yasinsky and Bachman, in connection with relocation. Perquisites and other personal benefits provided during 1994, 1993 and 1992 did not exceed disclosure thresholds established by the Securities and Exchange Commission.

 (7) Represents the number of shares of GenCorp Common Stock underlying options granted pursuant to the GenCorp Inc. 1993 Stock Option Plan.

 (8) Represents the value of awards granted in years prior to 1993 which were paid pursuant to payment elections filed by the executive at the time of grant under the Company's Stock Incentive Compensation Plan, a predecessor to the Company's Long Term Incentive Program described in the footnotes to the Long Term Incentive Plan Awards table on page 11. The ultimate value of prior awards under the Stock Incentive Compensation Plan is dependent upon increases in the market value of GenCorp Common Stock at the payment date over the value of the stock at the date the incentive unit awards were granted.

 (9) Includes amounts accrued as dividend and interest earnings on prior years' awards under the Company's Stock Incentive Compensation Plan. Dividends are accrued on phantom shares at the same rate as dividends paid on Common Stock, and are credited to the executive's account as an additional number of phantom shares determined by dividing the aggregate amount of the dividend by the market value of Common Stock on the dividend date. The actual value on a future payment date of phantom shares attributable to these accruals will be equal to the market value of Common Stock on such future payment date. In the case of Messrs. Ramseier and Isles, interest at a rate equal to that earned by the Interest Income Fund of the GenCorp Savings Plan is credited to the executive's account in respect of awards attributable to years prior to 1987. Amounts accrued during 1994, and the number of phantom shares attributable thereto, were: Marvin L. Isles $14,720 (546 shares); Roger I. Ramseier $13,549 (475 shares); William E. Bachman $6,118 (377 shares); D. Michael Steuert $7,852 (619 shares) and A. William Reynolds $83,168 (6,560 shares). John B. Yasinsky did not participate in the Plan during 1994 or 1993.

(10) Includes Company contributions to the executive's account in the GenCorp Retirement Savings Plan and, where applicable, the amount credited to the executive's account in the Company's Benefits Restoration Plan, a nonfunded plan which restores to the individual's account amounts otherwise excluded due to limitations imposed by the Internal Revenue Code of 1986 ("Code") on contributions and includable compensation under qualified plans. Amounts credited during 1994 were: John B. Yasinsky $21,647, Marvin L. Isles $17,880, Roger I. Ramseier $18,558, William E. Bachman $13,340, D. Michael Steuert $15,405 and A. William Reynolds $37,706.

(11) Includes $40,771 paid during 1994 pursuant to Mr. Reynolds' Transition and Consulting Agreement described on page 14 in addition to the amounts referred to in footnotes (9) and (10) above.


                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                                                                      POTENTIAL REALIZABLE
                                                                                                        VALUE AT ASSUMED
                                                                                                         ANNUAL RATES OF
                                                                                                           STOCK PRICE
                                                                                                           APPRECIATION
                                                                                                          FOR OPTION TERM
                             INDIVIDUAL GRANTS                                                           (TEN YEARS)(4)(5)
- ---------------------------------------------------------------------------------------------------------------------------------
                       NUMBER OF
                      SECURITIES     PERCENT OF TOTAL
                      UNDERLYING       OPTIONS/SARS
                     OPTIONS/SARS       GRANTED TO       EXERCISE OR
                       GRANTED          EMPLOYEES         BASE PRICE      EXPIRATION
         NAME           (#)(1)        IN FISCAL YEAR     ($/SHARE)(3)        DATE        0% ($)         5% ($)          10%($)
- ---------------------------------------------------------------------------------------------------------------------------------
John B. Yasinsky        150,000            12.82%          $ 12.625         7-15-04       $ -0-      $  1,190,969    $  3,018,150
Marvin L. Isles          75,000             6.41%            12.625         7-15-04         -0-           595,485       1,509,075
Roger I. Ramseier        75,000             6.41%            12.625         7-15-04         -0-           595,485       1,509,075
William E. Bachman       75,000             6.41%            12.625         7-15-04         -0-           595,485       1,509,075
D. Michael Steuert       60,000             5.13%            12.625         7-15-04         -0-           476,388       1,207,260
A. William Reynolds         -0-(2)            --                 --              --          --                --              --
All Shareholders(6)         N/A              N/A                N/A             N/A         -0-       256,131,565     649,087,679
- ---------------------------------------------------------------------------------------------------------------------------------


(1) Non-qualified stock options granted pursuant to the GenCorp Inc. 1993 Stock Option Plan ("Plan") for the number of shares of GenCorp Inc. Common Stock indicated. No Stock Appreciation Rights were granted in 1994. Options granted July 15, 1994 become exercisable 25% on January 12, 1995, 25% on July 15, 1995, 25% on July 15, 1996 and 25% on July 15, 1997.

(2) Mr. Reynolds did not participate in the Plan during 1994.

(3) Exercise price equals the closing market price of GenCorp Common Stock on the date of grant as reported in the New York Stock Exchange Composite Transactions published in the Wall Street Journal.

(4) The 0%, 5% and 10% appreciation over 10 years' option valuation method assumes a stock price of $12.625, $20.56 and $32.74, respectively, at July 15, 2004.

(5) The potential realizable values are shown in the table in conformity with Securities and Exchange Commission regulations, and are not intended to forecast possible future appreciation. The Company is not aware of any formula which will predict with reasonable accuracy the future appreciation of equity securities. No gain can be realized by optionees without an increase in stock price appreciation, which will benefit all shareholders commensurately. A 0% gain in stock price appreciation will result in zero dollars for an optionee.

(6) Based upon 32,259,218 shares of GenCorp Common Stock outstanding on December 31, 1994.


            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES
                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-THE-
                       SHARES                      OPTIONS/SARS AT FISCAL YEAR     MONEY OPTIONS/SARS AT FISCAL
                      ACQUIRED                              END(#)(2)                      YEAR END ($)
                         ON            VALUE       ----------------------------    ----------------------------
       NAME          EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- ---------------------------------------------------------------------------------------------------------------
John B. Yasinsky           -0-            -0-         50,000         200,000             -0-             -0-
Marvin L. Isles            -0-            -0-          4,500          79,500             -0-             -0-
Roger I. Ramseier          -0-            -0-          4,000          79,000             -0-             -0-
William E. Bachman         -0-            -0-          4,000          79,000             -0-             -0-
D. Michael Steuert         -0-            -0-          3,750          63,750             -0-             -0-
A. William
  Reynolds(1)              -0-            -0-            -0-             -0-             -0-             -0-

 ---------------
(1) Mr. Reynolds did not participate in the Company's 1993 Stock Option Plan.

(2) No SARs have been issued under the Plan.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR
                                                 PERFORMANCE OR     ESTIMATED FUTURE PAYOUTS UNDER NON-
                                NUMBER OF         OTHER PERIOD         STOCK PRICE-BASED PLANS(3)(4)
                              SHARES, UNITS          UNTIL          ------------------------------------
                                   OR            MATURATION OR      THRESHOLD      TARGET       MAXIMUM
          NAME                OTHER RIGHTS           PAYOUT            ($)           ($)          ($)
- --------------------------------------------------------------------------------------------------------
John B. Yasinsky                      (1)            3 Years        $127,750      $255,500      $511,000
Marvin L. Isles                       (1)            3 Years          52,405       104,811       209,622
Roger I. Ramseier                     (1)            3 Years          50,000       100,001       200,002
William E. Bachman                    (1)            3 Years          45,180        90,360       180,720
D. Michael Steuert                    (1)            3 Years          35,333        70,666       141,333
A. William Reynolds                   (2)                 --              --            --            --

- ---------------
(1) Indicates awards under the GenCorp Inc. Long Term Incentive Program ("Program") pursuant to which key employees designated by the Compensation Committee may receive incentive payments equal to specified percentages of average annual compensation upon attainment of specified threshold, target or maximum levels of financial performance ("performance goals") over a three-year performance period. For the 1994-1996 performance period threshold, target and maximum performance goals are designated percentages of Corporate Return on Assets Employed ("ROAE"). No payments are made under the Program if financial performance for the performance period falls below threshold levels.

(2) Mr. Reynolds did not participate in the Program for the 1994-1996 performance period.

(3) Percentages of average annual compensation (determined for the three-year performance period) payable to participants upon attainment of performance goals for the 1994-1996 performance period are as follows:

                                           THRESHOLD     TARGET     MAXIMUM
                                           ---------     ------     -------
           President and CEO                   15%         30%        60%
           Executive Vice Presidents         12.5%         25%        50%
           Senior Vice Presidents              10%         20%        40%

                                       11

(4) Future payouts, if any, will be calculated on the basis of actual average annual compensation (salary and bonus) paid to the participant during the three-year performance period. For purposes of the table above, estimated future payouts have been calculated on the basis of the participant's 1994 fiscal year salary and bonus shown in the Summary Compensation Table on page 8.


                                PENSION BENEFITS

  The Company's salaried pension plans include several formulas for the determination of benefits, and require that the formula providing the highest benefit be utilized to determine an individual employee's actual benefit.
Benefits for Messrs. Isles, Ramseier, Bachman and Steuert have been determined pursuant to a formula which utilizes five-year average compensation for years of service prior to December 1, 1995 and a career average formula for service from December 1, 1995 to normal retirement. Benefits for Messrs. Yasinsky and
Reynolds have been determined pursuant to the terms of their employment agreements. Estimated benefits are shown below because the required calculations do not lend themselves to a typical pension plan table where benefits can be determined by the reader solely upon the basis of years of service and final compensation.

                                                           ESTIMATED
                                     APPROXIMATE        ANNUAL BENEFITS
                                  YEARS OF CREDITED        PAYABLE AT
                                     SERVICE AT              NORMAL
               NAME               NORMAL RETIREMENT      RETIREMENT(1)
    ---------------------------------------------------------------------
    John B. Yasinsky(2)                   41                 514,108
    Marvin L. Isles                       31                 193,019
    Roger I. Ramseier                     40                 267,166
    William E. Bachman                    44                 157,697
    D. Michael Steuert                    27                 158,728
    A. William Reynolds(2)(3)             38                 400,775

- ---------------
(1) Retirement benefits shown in the table for Messrs. Isles, Bachman and Steuert were calculated pursuant to the terms of the Pension Plan for Salaried Employees of GenCorp Inc. (the "GenCorp Pension Plan"). Mr. Ramseier's benefit was calculated pursuant to the Aerojet-General Corporation Consolidated Pension Plan (the "Aerojet Pension Plan"). The formulas utilized to calculate the benefits set forth above (except as to Messrs. Reynolds and Yasinsky) reflect amendments required by the Tax Reform Act of 1986. There is no offset for Social Security payments. Messrs. Reynolds' and Yasinsky's retirement benefits have been determined pursuant to the supplemental pension provisions of their employment agreements described on pages 14 and 15.

       The benefits shown (except for Mr. Reynolds) are estimated and have not been adjusted for any survivor option. Each estimated benefit is based upon the assumption that the executive will remain an employee until age 65 at a rate of compensation equivalent to that in effect on December 1, 1994 and that the pension plan under which such estimated benefit is calculated will remain unchanged.

       Benefits for Messrs. Isles, Ramseier, Bachman and Steuert have been determined by a formula which provides for a benefit (A) for years of service prior to December 1, 1995 of (i) 1.125% of five-year average compensation ("average compensation") up to the average Social Security wage base ("ASSWB") plus 1.5% of average compensation in excess of the

                                       12

    ASSWB multiplied by the total of such years of service up to 35 years and
    (ii) 1.5% of average compensation multiplied by the total years of service in excess of 35 years, and (B) for each year of service after December 1, 1995 (i) prior to attainment of 35 years of service, 1.625% of annual compensation up to the ASSWB plus 2.0% of annual compensation in excess of the ASSWB, and (ii) after attainment of 35 years of service, 2.0% of annual compensation.

       The benefits shown in the table have not been reduced to reflect either
    (i) the limitation on includable compensation or the overall benefit limitation imposed on pension plans qualified under Section 401(a) of the Code, or (ii) a plan's own exclusions from includable compensation, such as amounts deferred under the Company's Deferred Bonus Plan, since the amount of any such reductions will be restored to the individual pursuant to the terms of the Company's Benefits Restoration Plan, a nonfunded plan with benefits payable out of the general assets of the Company.

(2) Mr. Reynolds' benefit is the product of (i) total years of service (including 27 years credited upon Mr. Reynolds' employment with the Company, plus additional years accrued as an employee until age 65), (ii) 1.33%, and
    (iii) the average of his five highest years of compensation (salary and year-end payment only) during the ten years preceding retirement. Mr. Yasinsky's benefit is the product of (i) total years of service (including 30 years credited upon Mr. Yasinsky's employment with the Company, plus additional years accrued as an employee until age 65), (ii) 1.47%, and (iii) the average of his five highest years of compensation (salary and year-end payment only) during the ten years preceding retirement. Under the terms of both Mr. Reynolds' and Mr. Yasinsky's employment agreements, amounts determined pursuant to the foregoing formulas will be paid out of Company funds and will be offset by any payments made from the GenCorp Pension Plan and the pension plans of their prior employers.

(3) The benefit shown for Mr. Reynolds, who retired as an employee of the Company during 1994, reflects his actual benefit prior to election of any survivor payment option.


                            ------------------------

COMPENSATION OF DIRECTORS

  Each nonemployee director receives (a) a retainer of $22,000 per year, (b) $850 for each Board meeting attended, (c) $425 for each meeting of a Committee of the Board held on the same date as a Board meeting and (d) $850 for each meeting of a Committee of the Board held on any day other than a Board meeting date. Members of the Audit Committee receive $850 for each Committee meeting regardless of the date of the meeting. In addition, nonemployee directors who serve as Chairman of a Committee of the Board receive an annual fee of $2,000 in consideration of such service.

  In November 1994, in lieu of an increase in the annual retainer (which has not changed since 1987) and in order to further align the interests of the directors with the interests of the Company's shareholders, each nonemployee director received a one-time grant of one thousand restricted shares of GenCorp Common Stock pursuant to the terms of a Restricted Stock Agreement between the director and the Company. The restricted shares vest two hundred at the date of grant and two hundred on each of the next four anniversaries of the grant date. Dividends, which are payable on all one thousand shares, are automatically reinvested through the Company's Dividend Reinvestment Program (unless a director opts out), and all shares may be voted, but ownership may not be transferred until service on the Board terminates. Unvested shares would be forfeited in the event of a voluntary resignation or refusal to stand for reelection, but vesting would be accelerated in the event of death, disability or retirement pursuant to the Company's Retirement Plan for Nonemployee Directors described below.

  Each nonemployee director who terminates his or her service on the Board after at least sixty months of service will receive an annual retirement benefit equal to the retainer in effect on the date such director's service terminates, payable in monthly installments, until the number of monthly payments made equals the lesser of (a) the individual's months of service as a director, or
(b) 120 monthly payments. In the event of death prior to payment of the applicable number of installments, the aggregate amount of unpaid monthly installments will be paid, in a lump sum, to the retired director's surviving spouse or other designated beneficiary, if any, or to the retired director's estate.

  Under the Board's retirement policy, a director's term of office expires at the annual meeting following his or her seventy-second birthday regardless of the term of the class for which such director was last elected.

  Directors who are also employees of the Company are not compensated separately for serving on the Board and are not paid a retainer or additional compensation for attendance at Board or committee meetings.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

  Under the terms of a September 1984 employment agreement, Mr. Reynolds is entitled to a supplemental pension at age 62 offset by amounts paid under the GenCorp Pension Plan and the pension plan of his previous employer. Mr. Reynolds' pension provisions are described further in footnote (2) on page 13. Pursuant to a June 1994 Transition and Consulting Agreement, commencing at Mr. Reynolds' retirement on October 1, 1994 through June 1995, GenCorp will pay Mr. Reynolds a monthly consulting fee of approximately $20,385 per month which amount, when added to the aggregate monthly pension benefits payable, would equal the monthly salary received by Mr. Reynolds prior to retirement. Additionally, GenCorp will pay a lump sum amount of $40,000 July 1, 1995 to offset the loss of Company contributions to the GenCorp Retirement Savings Plan. On or after July 1, 1995 and until July 1, 1998, the Company will pay a consulting fee of $2,000 per day for any consulting services performed at the request of GenCorp, any of its directors, or the Chairman and CEO. The foregoing payments are in addition to amounts to which Mr. Reynolds is entitled pursuant to the Company's pension plan or his supplemental pension arrangement. Mr. Reynolds will also be entitled to participate in the Company's Retiree Medical Plan and participate in the Company's financial consulting program through 1996. Additionally, until October 1, 1998, GenCorp will provide office space, equipment and secretarial support at a satellite office facility for use by Mr. Reynolds and any other director, executive employee or other consultant assigned to the facility by the Company.

  The Board of Directors elected Mr. John B. Yasinsky President, Chief Operating Officer and a director of the Company, effective November 1, 1993, and approved the principal terms of an employment agreement between Mr. Yasinsky and the Company. The agreement provided for an initial base salary of $460,000 per year, and a year-end payment for fiscal 1994 of not less than $200,000. The agreement also provides that Mr. Yasinsky may elect to terminate his employment and receive (a) a termination payment equal to two times the sum of (i) his annual base salary at the time of termination and (ii) his year-end payment for the last completed fiscal year preceding termination, and (b) a supplemental pension determined as described in footnote (2) on page 13 if the directors remove Mr. Yasinsky as President prior to the July 1995 Board of Directors meeting, fail to elect him Chairman and Chief Executive Officer at or before such meeting, or after electing him

Chairman and CEO, remove him from such position prior to age 65 for any reason other than for "cause" as defined in the agreement. These termination provisions are in lieu of a severance agreement of the type described below which the Company has entered into with certain other executive officers. The agreement also provided for a one-time payment of $300,000 to compensate for loss of a bonus from his former employer (reduced by any 1993 bonus amount actually received from his former employer), and a one-time payment of $500,000 to compensate for the loss or forfeiture of payments, benefits, or entitlements under plans or programs of his former employer. Pursuant to the agreement, Mr. Yasinsky was granted an option for 100,000 shares of GenCorp Common Stock under the Company's 1993 Stock Option Plan upon commencement of his employment, and he will be deemed to have been a participant in the Company's Long Term Incentive Program during the entire 1993-1995 performance period. He will participate in the GenCorp Pension Plan, and will be entitled to a supplemental pension at any time after age 62, offset by the amount of any pension payments made from the GenCorp Pension Plan and any pension payment received from his former employer. In the event of death prior to electing a payment option, the supplemental pension will be paid to Mr. Yasinsky's surviving spouse for her life, calculated as if he had attained age 62, retired, and elected a joint and 100% survivor annuity. In the event of disability prior to age 62, the Company will pay Mr. Yasinsky an amount equal to 60% of his base monthly salary (offset for payments received under Social Security) until eligible for supplemental pension benefits at age 62.

  Under the terms of a November 1994 Retention Agreement, if prior to November 1, 1995 (i) GenCorp or Aerojet enters into an agreement for the sale of all or substantially all of the shares of Aerojet's capital stock, all or substantially all of Aerojet's business assets, or all or substantially all of the business assets associated with Aerojet's electronic or propulsion operations, and (ii) Aerojet terminates Mr. Roger I. Ramseier's employment for any reason other than for "cause" during the three-year period thereafter and he neither accepts employment by, nor rejects an offer of comparable employment by, the Company or the purchaser, Mr. Ramseier will receive separation pay for the remainder of such three-year period at an annual rate equal to the sum of (1) his base salary in effect as of the date of such sale agreement and (2) the year-end payment paid to him by Aerojet for Aerojet's fiscal year ended November 30, 1993. All separation pay which may become payable to Mr. Ramseier under the Retention Agreement will be reduced and offset by any compensation (regardless of its form) or severance pay which he receives from Aerojet, the Company and/or the purchaser with respect to such three-year period. Mr. Ramseier also will continue participating in the Company's medical, dental, life insurance and financial planning programs during such three-year period, and will be reimbursed for the expense of outplacement assistance in an amount not to exceed 15% of his base salary. Finally, the unexercised portion of any Option granted to Mr. Ramseier under the GenCorp Stock Option Plan prior to the termination of his employment will remain in effect during the original term of the Option and will become exercisable in accordance with the schedule set forth in the Option, notwithstanding his termination of employment. Under the terms of a separate November 1994 Employment Agreement, if Mr. Ramseier's employment is terminated by Aerojet for any reason other than for "cause" prior to the date of a sale agreement described above and he neither accepts employment by, nor rejects an offer of comparable employment by, the Company or a purchaser, he will receive separation pay and benefits equivalent to those described above.

  Severance agreements between the Company and Messrs. Isles, Ramseier, Bachman and Steuert and six additional executive of-ficers provide for payment of an amount equal to 125% of base salary multiplied by a factor of 3 if the executive officer's employment should terminate for any reason other than death, disability, willful misconduct or retirement within three years after a change in control as such term is defined in the agreements. The agreements renew annually unless terminated pursuant to provisions included therein.

COMPENSATION COMMITTEE FUNCTION

  The Committee advises and recommends to the Board of Directors the total compensation of the Chairman of the Board, Chief Executive Officer and the President. In addition, the Committee, with the counsel of the Chief Executive Officer, considers and establishes salary (base pay) and year-end payment for the executive officers of the Company elected or appointed by the Board, other than those named above, and the base pay and year-end payments of the principal executives of the consolidated Company are subject to ratification by the Committee. The Committee also administers the Company's long-term incentive plans and makes recommendations to the directors concerning awards under such plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee ("Committee") of the Board is composed entirely of nonemployee directors. Current Committee members are Mr. Paul J. Phoenix, Committee Chairman, and Messrs. Robert D. Kunisch and James R. Stover. All nonemployee directors participate in decisions regarding the compensation of the Chairman of the Board and the Chief Executive Officer. Therefore, Robert K. Jaedicke, Paul X. Kelley, Jewel Lafontant-Mankarious, James M. Osterhoff and R. Byron Pipes participate in decisions regarding compensation of Messrs. Reynolds and Yasinsky.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  During fiscal 1994, executive compensation consisted of four components -- base pay, year-end pay, options granted pursuant to the GenCorp Inc. 1993 Stock Option Plan and awards under the GenCorp Inc. Long Term Incentive Program. Awards made in 1994 under the Long Term Incentive Program did not provide any cash payments during 1994.

ANNUAL CASH COMPENSATION

  Annual Cash Compensation consists of two components: base pay and year-end pay. Each year the Compensation Committee reviews historical information and current analyses from national executive compensation survey data provided by Hewitt Associates Total Compensation Database, Management Compensation Services Project 777 and Towers Perrin Compensation Data Bank. The data identified for comparative purposes is derived from surveyed companies which are classified into industry segments similar to the ones in which GenCorp operates and adjusted to reflect comparable sales. The 50th percentile of this external compensation data is used for comparative purposes.

BASE PAY

  The level of base pay for the reported executives is generally targeted in the area of 70% of competitive Annual Cash Compensation. An analysis of competitive data indicated that an increase in these levels was appropriate for fiscal 1994. At its January 1994 meeting the Compensation Committee reviewed the recommendations of management and, with the concurrence of the nonemployee directors with respect to Mr. Reynolds, made the base pay changes shown in the Summary Compensation Table on page 8.

YEAR-END PAY

  Year-end payments (except for the Chairman and the CEO) are recommended by management to the Compensation Committee. Three factors provide the basis for these recommendations. First is the relative performance of the business segment with respect to Return on Assets Employed compared to peer companies. Some of these peer companies are within the S&P Diversified Industrials Index that is utilized in the Performance Graph depicted on page 20. Some of these companies, as well as other aerospace and defense companies, are included in the group which is compared to GenCorp's aerospace and defense segment. Automotive component manufacturing companies are reviewed in comparison to our automotive segment business and chemical and plastic manufacturers are compared to our polymer products segment business. The Committee determined that fiscal 1994 ROAE performance for the aerospace and defense and automotive segments and the consolidated Company were below the median performance of the respective peer groups, while the polymer products segment achieved ROAE results above the median for its peer group. In addition to the absolute level of performance achieved, consideration was given to the fiscal 1994 ROAE, operating income and cash generation performance of each segment compared to the 1994 Operating Plan and 1993 results. Due to market changes and reductions in the defense budget, the aerospace and defense segment's results were below Plan and the prior year. Generally, the automotive segment showed substantial improvement over 1993, the polymer products segment was equal to or slightly below last year's record performance, and the consolidated Company's results were also down, reflecting principally the decline in the aerospace and defense business segment. The third factor is individual performance. Each individual recommendation is compared on an Annual Cash Compensation basis to the midpoint of the external market data for comparable positions to insure that year-end payments reflect individual performance and that Annual Cash Compensation remains competitive with comparable positions in comparable industries.

1993 LONG TERM INCENTIVE PROGRAM

  The Long Term Incentive Program has limited executive participation that includes certain named executive officers. The purpose of the program is to motivate executives to achieve sustained improvement in predetermined performance objectives over a three-year period. At the March 29, 1994 meeting, upon recommendation of the Compensation Committee, the nonemployee directors adopted Return on Assets Employed as the specific performance measure for the consolidated Company and each business unit, and set threshold, target, and maximum achievement levels to be attained for the three-year fiscal period 1994-1996. These performance targets were set after reviewing historical business unit performance of GenCorp compared to peer group performance for the years 1993, 1992 and 1991. Potential earnings for the reported executives range from 10% to 50% of average Annual Cash Compensation. Additional data concerning the Program, including the percentages of compensation payable upon attainment of performance goals, can be found in the footnotes to the Long Term Incentive Plans -- Awards table on page 11.

STOCK OPTIONS

  Stock options were granted in July 1994 to the named executive officers (other than Mr. Reynolds) and fifteen additional executive officers of the Company in connection with a significant restructuring of the Company's management organization. Under the reorganized structure, each of the Company's operating divisions became a strategic business unit with focused accountability for financial performance. In determining the appropriate size of the individual option awards to be recommended to the nonemployee directors, the Compensation Committee considered general management share ownership statistics provided by AYCO Corporation and management's recommendation that awards be larger than the prior year to further align the interests of executive officers with the interests of shareholders, to provide increased incentive for such executives to achieve corporate objectives and stretch targets, to motivate sustained improvement and reinforce accountability. The individual officer's position and ability to impact financial performance were also considered in arriving at the size of the 1994 awards which are reported in the Option Grants table on page 10. A mandatory five-year holding period after exercise for 20% of the option grant is required in order to increase management share ownership.

COMPENSATION COMMITTEE POLICY WITH REGARD TO DEDUCTIBILITY OF EXECUTIVE COMPENSATION

  Since the Internal Revenue Service regulations proposed pursuant to Internal Revenue Code Section 162(m) respecting the non-deductibility of certain executive compensation payments in excess of $1 million are not yet final, the Committee has decided to defer any amendatory action with regard to the Company's compensation programs at this time. However, the Committee will monitor payments thereunder to assure continued deductibility to the maximum extent possible.

By: The Compensation Committee of the Board of Directors:

             P. J. Phoenix
             R. D. Kunisch
             J. R. Stover


CEO COMPENSATION

  At its meeting on January 26, 1994, the Compensation Committee reviewed Mr. Reynolds' compensation history and comparable CEO annual cash compensation data from the following executive compensation surveys: Hewitt Associates Total Compensation Database, Management Compensation Services Project 777 and Towers Perrin Compensation Data Bank. Data concerning historical executive compensation movement and trend projections were also taken into consideration. At this time the Committee considered generally the Company's financial performance and determined that the performance of the automotive and polymer products segments compared favorably to their prior year performance. The financial performance of the consolidated Company lagged the peer group due to the continued decline in defense spending. After review and discussion of this information, the Committee recommended to the nonemployee directors that base pay for Mr. Reynolds be increased 3.8% for 1994.

  Base pay at the beginning of fiscal 1994 for Mr. Yasinsky was established pursuant to his employment agreement discussed on page 14. In July 1994, the nonemployee directors approved an increase in Mr. Yasinsky's base salary to $560,000 per year, effective July 1, 1994, to coincide with his assumption of the duties of Chief Executive Officer. Base pay for Mr. Yasinsky was determined after consideration of the CEO cash compensation data from the executive compensation surveys mentioned in the preceding paragraph.

  In May 1994, the nonemployee directors approved a Transition and Consulting Agreement commencing upon Mr. Reynolds' retirement as an employee of the Company. Terms of the Agreement are set forth on page 14. In consideration of Mr. Reynolds' continued service as Chairman of the Board and Mr. Yasinsky's early transition to CEO, the directors determined it would be appropriate to provide an arrangement which would neutralize the negative effect of the early transition. Therefore, the amount of monthly consulting payments was established so as to equal Mr. Reynolds' monthly salary prior to retirement when combined with Mr. Reynolds' monthly retirement benefit. Also, provision was made for a lump sum payment to offset the loss of Company contributions to the GenCorp Retirement Sav-ings Plan which Mr. Reynolds would incur by virtue of his early retirement.

  Year-end pay for Messrs. Reynolds and Yasinsky is determined after the close of the fiscal year. Prior to its January 25, 1995 meeting, the Compensation Committee members were provided data concerning Mr. Reynolds' and Mr. Yasinsky's compensation history, comparable CEO compensation from the surveys identified above, and information concerning the performance of the Company and the individual executives as summarized below.

  During 1994, Mr. Reynolds served as Chairman of the Board and additionally focused upon the transition of CEO responsibilities to Mr. Yasinsky which occurred in July 1994, and upon support of the new strategies and program for change described below.

  Early in 1994, Mr. Yasinsky began charting new strategies and initiated a program of fundamental change aimed at achieving GenCorp's vision. The new strategies focus on improving GenCorp's performance, establishing and managing toward stretch targets, generating growth and introducing a well defined set of behavioral expectations to support the Company's objectives. Some initial actions taken during 1994 within the framework of this program of change include elimination of levels of management, reduction of corporate expense through restructuring and reengineering, establishment of a new business planning process and a reexamination of GenCorp's business portfolio, including the future role of the Company's aerospace and defense segment.

  Significant accounting changes, unusual items and the decline in aerospace and defense masked a number of positive developments in 1994. These include an 11% sales and 22% earnings improvement in the automotive and polymer products businesses, the sale of the ordnance business which contributed to a $54 million debt reduction, the favorable settlement of claims against an investment banking firm and various insurance carriers, and the removal of a major environmental uncertainty that had clouded the Company's financial position since 1979. In recognition of the survey data, comparative information, and 1994 financial and individual performance, the Committee recommended that Mr. Reynolds receive a year-end payment equal to that he received for 1993 and that Mr. Yasinsky's 1994 year-end payment be increased 16.7% compared to his payment for the prior fiscal year. This payment reflects competitive rates of compensation, the accomplishments described above and the additional responsibilities assumed mid-year upon becoming CEO.

  The foregoing recommendations were approved by the nonemployee directors.

By: The nonemployee members of the Board of Directors:

R. K. Jaedicke                        J. M. Osterhoff
P. X. Kelley                          P. J. Phoenix
R. D. Kunisch                         R. B. Pipes
J. Lafontant-Mankarious               J. R. Stover

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return, assuming reinvestment of dividends, of the Company's Common Stock with the cumulative total return, assuming reinvestment of dividends, of the Standard & Poor's Diversified Industrials Index and Aerospace/Defense Index, and the Standard & Poor's 500 Composite Stock Price Index.

  GenCorp's aerospace and defense business has decreased substantially, and the companies currently included in the S&P Aerospace/Defense Index which was used by GenCorp for the preceding fiscal year are no longer representative of either the size or product mix of GenCorp's aerospace and defense segment. GenCorp has decided to substitute the S&P Diversified Industrials Index, since the companies included therein more closely resemble GenCorp in size, sales volume and diversified product mix. The returns of the S&P Aerospace/Defense Index are, however, included again this year in compliance with Securities and Exchange Commission requirements.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
         AMONG GENCORP, S&P 500 INDEX, S&P DIVERSIFIED INDUSTRIAL INDEX
                        AND S&P AEROSPACE/DEFENSE INDEX
     Chart depicts the value, on the November 30 of the specified year, of $100 invested on November 30, 1989 in GenCorp Common Stock, the S&P 500 Index, the
S&P Diversified Industrials Index and the S&P Aerospace/Defense Index.

                                         1989     1990     1991     1992     1993     1994
                                         ----     ----     ----     ----     ----     ----
GENCORP                                  $100     $ 52     $ 96     $105     $143     $112
S&P 500                                  $100     $ 96     $116     $138     $151     $153
S&P DIVERSIFIED INDUSTRIALS              $100     $ 97     $115     $135     $162     $166
S&P AEROSPACE/DEFENSE                    $100     $104     $119     $122     $168     $183

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  Upon recommendation of the Audit Committee, and subject to ratification by the shareholders at the March 29, 1995 Annual Meeting, the Board of Directors has appointed Ernst & Young LLP as independent accountants to examine the consolidated financial statements of the Company for the fiscal year ending November 30, 1995.

  If the Board's appointment is not ratified, or if Ernst & Young LLP declines to act or becomes incapable of action, or if their employment is discontinued, the Board will appoint other independent accountants whose continued employment after the next Annual Meeting of Shareholders shall be subject to ratification by the shareholders.

  Ernst & Young representatives are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire, and it is expected that they will respond to appropriate questions raised at the meeting.

  The persons named in the accompanying form of proxy intend to vote such proxies to ratify the appointment of Ernst & Young LLP unless a contrary choice is indicated.

  The Board of Directors recommends a vote FOR ratification of the appointment of independent accountants.

                                 OTHER BUSINESS

  The Board of Directors is not aware of any other matters which may come before the meeting. However, if any other matters do properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy, pursuant to discretionary authority conferred thereby, to vote the proxy, in accordance with their best judgment on such matters.

                              GENERAL INFORMATION

SUBMISSION OF SHAREHOLDER PROPOSALS

  If a holder of the Company's Common Stock wishes to present a proposal for consideration at next year's Annual Meeting, any such proposal must be received on or before October 11, 1995 at the Company's offices located at 175 Ghent Road, Fairlawn, OH 44333, Attention: Secretary.

SOLICITATION EXPENSE

  The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, the Company may solicit proxies by personal interview, telephone and telegraph. The Company will reimburse brokers and other persons holding shares for others for their reasonable expenses in sending soliciting material to their principals. The Company has also made arrangements with Georgeson & Company Inc., New York, NY, to assist in the solicitation of proxies for a fee of $8,000 plus reimbursement of normal expenses.

  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                            By order of the Board of Directors,

                                            EDWARD R. DYE, Secretary
February 8, 1995

                                 GENCORP INC.

                   175 GHENT ROAD  --  FAIRLAWN, OHIO 44333

                     -------------------------------------

PROXY FOR HOLDERS OF COMMON STOCK SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                     -------------------------------------

                The undersigned hereby appoints JOHN B. YASINSKY, CHARLES R.
 P          ENNIS and EDWARD R. DYE, and each of them, his proxy, with power of
 R          substitution, to vote all shares of Common Stock of GenCorp Inc.
 O          which the undersigned is entitled to vote at the Annual Meeting of
 X          Shareholders to be held at the Akron West Hilton Inn, 3180 West
 Y          Market Street, Akron, Ohio 44333 on March 29, 1995, and any
            adjournments thereof, and appoints the proxyholders to vote as directed below and in accordance with their judgment on matters incident to the conduct of the meeting and any matters of other business referred to in Item 3:

                THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED
            BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED
            PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ALL NOMINEES IN
            ITEM 1, FOR ITEM 2, AND IN ACCORDANCE WITH THE PROXYHOLDERS'
            JUDGMENT ON MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND ANY
            MATTERS OF OTHER BUSINESS REFERRED TO IN ITEM 3. THE BOARD OF
            DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

            1. ELECTION OF DIRECTORS TO A THREE-YEAR TERM EXPIRING AT THE 1998
               ANNUAL MEETING.

               FOR ALL nominees listed below                    WITHHOLD AUTHORITY
               (except as marked to the contrary below) / /     to vote for all nominees listed below / /

                    Paul X. Kelley, Diane E. McGarry and R. Byron Pipes

              (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

            -------------------------------------------------------------------

                (CONTINUED, AND TO BE SIGNED AND DATED ON THE OTHER SIDE.)



            2. TO RATIFY THE BOARD OF DIRECTORS' selection of Ernst & Young as the independent accountants of the Company.

                                  / / FOR        / / AGAINST        / / ABSTAIN

            3. Upon matters incident to the conduct of the meeting and such other business as may properly come before the meeting or any adjournments thereof.

                Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.

 P                                                 PLEASE INDICATE ANY
 R                                                 CHANGE IN ADDRESS
 O
 X
 Y                                              DATE: ..................., 1995

                                                ...............................
                                                Signature

                                                ...............................
                                                Signature if held jointly

                                                PLEASE SPECIFY CHOICES, SIGN,
                                                DATE AND RETURN IN THE ENCLOSED
                                                POSTAGE PAID ENVELOPE.


                       CONFIDENTIAL VOTING INSTRUCTIONS

             TO: MELLON BANK, N.A., TRUSTEE FOR THE GENCORP INC.
                       SAVINGS AND PROFIT SHARING PLANS

P               I hereby authorize the Trustee to vote (or cause to be voted)
R           all shares of Common Stock of GenCorp Inc. which may be allocated
O           to my account in the GenCorp Stock Fund of the GenCorp Savings Plan
X           and/or the GenCorp Profit Sharing Plan at the Annual Meeting of
Y           Shareholders to be held at the Akron West Hilton Inn, 3180 West
            Market Street, Akron, Ohio 44333 on March 29, 1995, and at any
            adjournments thereof, and direct the Trustee to vote as instructed below and in accordance with its judgment on matters incident to the conduct of the meeting and any matters of other business referred to in Item 3:

                     (THIS PROXY IS SOLICITED ON BEHALF OF THE
                         BOARD OF DIRECTORS OF THE COMPANY)

                THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED
            BY THE PLAN PARTICIPANT. IF NO DIRECTION IS GIVEN WHEN THE DULY
            EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ALL
            NOMINEES IN ITEM 1, FOR ITEM 2, AND IN ACCORDANCE WITH THE
            TRUSTEE'S JUDGMENT ON MATTERS INCIDENT TO THE CONDUCT OF THE
            MEETING AND ANY MATTERS OF OTHER BUSINESS REFERRED TO IN ITEM 3.
            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

            1. ELECTION OF DIRECTORS TO A THREE-YEAR TERM EXPIRING AT THE 1998
               ANNUAL MEETING.

               FOR ALL nominees listed below                    WITHHOLD AUTHORITY
               (except as marked to the contrary below) / /     to vote for all nominees listed below / /

                    Paul X. Kelley, Diane E. McGarry and R. Byron Pipes

              (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

            -------------------------------------------------------------------

                (CONTINUED, AND TO BE SIGNED AND DATED ON THE OTHER SIDE.)



            2. TO RATIFY THE BOARD OF DIRECTORS' selection of Ernst & Young as the independent accountants of the Company.

                                  / / FOR        / / AGAINST        / / ABSTAIN

            3. Upon matters incident to the conduct of the meeting and such other business as may properly come before the meeting or any adjournments thereof.

                Please sign exactly as name appears below. YOUR SHARES MAY NOT
            BE VOTED BY THE TRUSTEE UNLESS YOU SIGN AND RETURN THIS CARD SO
            THAT IT WILL REACH THE TRUSTEE NOT LATER THAN MARCH 27, 1995.

                                                     PLEASE INDICATE ANY
                                                     CHANGE IN ADDRESS

P                                               DATE: ..................., 1995
R
O                                               ...............................
X                                               Signature
Y
                                                PLEASE SPECIFY CHOICES, SIGN,
                                                DATE AND RETURN IN THE ENCLOSED
                                                POSTAGE PAID ENVELOPE TO:

                                                       MELLON BANK, N.A.
                                                       C/O GENCORP INC.


                             CONFIDENTIAL VOTING INSTRUCTIONS

                         TO: ROYAL TRUST CORPORATION OF CANADA,
                           TRUSTEE FOR THE GENCORP CANADA INC.
                                       SAVINGS PLAN

P               I hereby authorize the Trustee to vote (or cause to be voted)
R           all shares of Common Stock of GenCorp Inc. which may be allocated
O           to my account in the GenCorp Stock Fund of the GenCorp Canada Inc.
X           Savings Plan at the Annual Meeting of Shareholders to be held at
Y           the Akron West Hilton Inn, 3180 West Market Street, Akron, Ohio
            44333 on March 29, 1995, and at any adjournments thereof, and direct the Trustee to vote as instructed below and in accordance with its judgment on matters incident to the conduct of the meeting and any matters of other business referred to in Item 3:

                        (THIS PROXY IS SOLICITED ON BEHALF OF THE
                            BOARD OF DIRECTORS OF THE COMPANY)

                THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED
            BY THE PLAN PARTICIPANT. IF NO DIRECTION IS GIVEN WHEN THE DULY
            EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ALL
            NOMINEES IN ITEM 1, FOR ITEM 2, AND IN ACCORDANCE WITH THE
            TRUSTEE'S JUDGMENT ON MATTERS INCIDENT TO THE CONDUCT OF THE
            MEETING AND ANY MATTERS OF OTHER BUSINESS REFERRED TO IN ITEM 3.
            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

            1. ELECTION OF DIRECTORS TO A THREE-YEAR TERM EXPIRING AT THE 1998
               ANNUAL MEETING.

               FOR ALL nominees listed below                    WITHHOLD AUTHORITY
               (except as marked to the contrary below) / /     to vote for all nominees listed below / /

                    Paul X. Kelley, Diane E. McGarry and R. Byron Pipes

              (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

            -------------------------------------------------------------------

                (CONTINUED, AND TO BE SIGNED AND DATED ON THE OTHER SIDE.)



            2. TO RATIFY THE BOARD OF DIRECTORS' selection of Ernst & Young as the independent accountants of the Company.

                                  / / FOR        / / AGAINST        / / ABSTAIN

            3. Upon matters incident to the conduct of the meeting and such other business as may properly come before the meeting or any adjournments thereof.

                Please sign exactly as name appears below. YOUR SHARES MAY NOT
            BE VOTED BY THE TRUSTEE UNLESS YOU SIGN AND RETURN THIS CARD SO
            THAT IT WILL REACH THE TRUSTEE NOT LATER THAN MARCH 27, 1995.


                                                     PLEASE INDICATE ANY
                                                     CHANGE IN ADDRESS

P
R                                               DATE: ..................., 1995
O
X                                               ...............................
Y                                               Signature

                                                PLEASE SPECIFY CHOICES, SIGN,
                                                DATE AND RETURN IN THE ENCLOSED
                                                POSTAGE PAID ENVELOPE.
